UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 2, 2024

Date of Report (Date of earliest event reported)

Solidion Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13355 Noel Rd, Suite 1100 Dallas, TX	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 918-5120

Nubia Brand International Corp.

13355 Noel Rd, Suite 1100

Dallas, TX 75240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 2, 2024 (the “Closing Date”), Nubia Brand International Corp., a Delaware corporation (“Nubia” and after the Transactions described herein, the “Combined Company” or “Solidion Technology, Inc.”), consummated the previously announced business combination (the “Closing”) pursuant to a Merger Agreement (as amended on August 25, 2023, the “Merger Agreement”), by and among Nubia, Honeycomb Battery Company, an Ohio corporation (“HBC”), and Nubia Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Nubia (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into HBC (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Transactions”), with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed “Solidion Technology, Inc.” upon Closing.

Subject to the terms of the Merger Agreement, the aggregate consideration paid to the stockholders of HBC pursuant to the Merger Agreement (the “Merger Consideration”) was equal to $700,000,000, minus $2,000,000 (plus any additional interest or penalties) for the federal tax lien (the “G3 Tax Lien”) filed against G3 (as defined below) in the Montgomery County Recorder’s Office on October 21, 2020, which was not released prior to Closing. The per share Merger Consideration to stockholders of HBC was 69,800,000 shares of the Combined Company’s common stock in exchange for each issued and outstanding share of HBC common stock.

Global Graphene Group, Inc., a Delaware corporation and the parent of HBC (“G3”), and Arbor Lake Capital Inc., a British Virgin Islands corporation (“Arbor Lake”), as the owners of all issued and outstanding shares of HBC prior to the effective time (the “Effective Time”), will also have the opportunity to earn up to 22,500,000 additional shares of the Combined Company’s common stock: (i) 5,000,000 shares if over any ten (10) trading days within any thirty (30) trading day period the VWAP of the shares of the Combined Company’s common stock is greater than or equal to $12.50 per share; (ii) 7,500,000 shares if over any ten (10) trading days within any thirty (30) trading day period the VWAP of the shares of the Combined Company’s common stock is greater than or equal to $15.00 per share; and (iii) 10,000,000 shares if over any ten (10) trading days within any thirty (30) trading day period the VWAP of the shares of the Combined Company’s common stock is greater than or equal to $25.00 per share, subject to the terms of the Merger Agreement.

Immediately after giving effect to the Transactions, Solidion Technology, Inc. had 81,858,138 shares of the Combined Company’s common stock and 11,580,000 warrants to purchase shares of Common Stock outstanding, 6,175,000 of which are public warrants that are exercisable to purchase 6,175,000 shares of the Combined Company’s common stock and 5,405,000 of which are private warrants that are exercisable to purchase 5,405,000 shares of the Combined Company’s common stock.

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Unless the context otherwise requires, in this Current Report on Form 8-K, the “registrant” and the “Company” refer to Nubia prior to the Closing and to the Combined Company and its subsidiaries following the Closing and “HBC” and “Honeycomb” refers to Honeycomb Battery Company and its subsidiaries prior to the Closing and the business of the Combined Company and its subsidiaries following the Closing. Unless otherwise defined herein, capitalized terms used in this Current Report on Form 8-K have the same meaning as set forth in the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2023 by Nubia.

Item 1.01.	Entry into Material Definitive Agreement.

Merger Agreement

As disclosed under the section titled “Proposal No. 1 —-The Business Combination Proposal” of the Proxy Statement, the parties entered into a Merger Agreement, dated February 16, 2023 (as amended on August 25, 2023), by and among Nubia, HBC, and Merger Sub.

Accordingly, Merger Sub merged with and into HBC, with HBC surviving such merger as a wholly owned subsidiary of Nubia, which was renamed “Solidion Technology, Inc.” upon Closing.

Item 2.01 of this Current Report discusses the consummation of the Business Combination and events contemplated by the Merger Agreement which took place on the Closing Date and is incorporated herein by reference.

Contribution Agreement.

HBC and G3 entered into the Contribution Agreement pursuant to which, among other things, G3 will contribute and transfer to HBC all its right, title and interest in, to and under certain battery-related assets and HBC assumed certain related liabilities, as more specifically set forth thereunder. The parties intend that such contribution will qualify as a transaction described in Section 351(a) of the Code and the Treasury Regulations promulgated thereunder. The foregoing description of the Contribution Agreement is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

Supply and License Agreement.

 HBC and G3 entered into the Supply and License Agreement pursuant to which, among other things, G3 agreed to sell to and supply from time to time HBC certain graphene and graphite products and G3 agreed to provide to HBC a non-exclusive license to certain G3 patents, technology and know-how relating to graphene production to make and have made graphene materials for HBC’s own needs, as more specifically set forth thereunder. The foregoing description of the Supply and License Agreement is subject to and qualified in its entirety by reference to the full text of the Supply and License Agreement, a copy of which is included as Exhibit 10.2 hereto, and the terms of which are incorporated by reference.

Shared Services Agreement.

HBC and G3 entered into the Shared Services Agreement pursuant to which, among other things, G3 will continue to provide Honeycomb with certain operational and other support services, including assigning certain employees to work for Honeycomb to provide support to Honeycomb’s operations and sending its employees to Honeycomb on a short-term basis to provide support, and sharing the use of certain equipment, administrative office space, production space, laboratory space and loading space. In exchange for receipt of such services and uses, the Shared Services Agreement contemplates that the parties will pay fees to each other, as more specifically set forth thereunder. The foregoing description of the Shared Services Agreement is subject to and qualified in its entirety by reference to the full text of the Shared Services Agreement, a copy of which is included as Exhibit 10.3 hereto, and the terms of which are incorporated by reference.

Registration Rights Agreement.

The HBC Shareholders, the Sponsor, and EF Hutton, LLC (“EF Hutton”) entered into the Registration Rights Agreement with the Combined Company. An aggregate of 78,416,000 shares of the Combined Company’s common stock will be entitled to registration (the “Registrable Securities”) pursuant to the Registration Rights Agreement, which consist of 3,087,500 founder shares held by the Sponsor, 123,500 representative shares held by EF Hutton, division of Benchmark Investments, LLC, 5,405,000 shares of common stock issuable upon exercise of the private placement warrants held by the Sponsor, and 69,800,000 shares of common stock to be issued to the HBC Shareholders as Merger Consideration. Up to an additional 22,500,000 shares of The Combined Company’s common stock may be entitled to registration under the Registration Rights Agreement in the event that the Earnout Shares vest in accordance with the terms of the Merger Agreement. At any time and from time to time after the Closing, either (i) G3 or (ii) the Sponsor may make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Each of G3 and the Sponsor are entitled to exercise two demand registrations under the Registration Rights Agreement. If at any time following the Closing, the Combined Company proposes to file a registration statement under the Securities Act, the holders of the Registrable Securities shall be offered an opportunity to register the sale of such number of Registrable Securities as such holders may request in writing. The demand registration rights and “piggy-back” registration rights under the Registration Rights Agreement are subject to certain requirements and customary conditions. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Registrable Securities. The Combined Company will bear the expenses incurred in connection with the filing of any registration statements under the Registration Rights Agreement. The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is included as Exhibit 10.4 hereto, and the terms of which are incorporated by reference.

Company Lock-Up Agreement.

HBC and the HBC Shareholders entered into the Company Lock-Up Agreement pursuant to which, among other things, the HBC Shareholders agreed to the restriction of the sale, transfer or other disposition of certain of the shares they received at the Closing in connection with the Transactions. The foregoing description of the Company Lock-Up Agreement is subject to and qualified in its entirety by reference to the full text of the Company Lock-Up Agreement, a copy of which is included as Exhibit 10.5 hereto, and the terms of which are incorporated by reference.

Forward Purchase Agreement

On December 13, 2023, Nubia entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller” or “Forward Purchase Investors”) (the “Forward Purchase Agreement”). For purposes of the Forward Purchase Agreement, Nubia is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Solidion Technology, Inc. (“Pubco”) is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to, concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), purchase up to 9.9% of the total Class A ordinary shares, par value $0.0001 per share, of Nubia (“Nubia Shares”) outstanding following the closing of the Business Combination, as calculated by Seller (the “Purchased Amount”), less the number of Nubia Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller will not be required to purchase an amount of Nubia Shares such that, following such purchase, that Seller’s ownership would exceed 9.9% of the total Nubia Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provides for a prepayment shortfall in an amount in U.S. dollars equal to 0.50% of the product of the Recycled Shares and the Initial Price (as defined below). As described below in Shortfall Sales, Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date at any sales price without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (a) the sum of (i) the Number of Shares as set forth in a Pricing Date Notice, plus (ii) number of Recycled Shares multiplied by the redemption price per share (the “Initial Price”) as defined in Section 9.2(b) of Nubia’s Certificate of Incorporation, effective as of March 10, 2023, and as amended from time to time (the “Certificate of Incorporation”), less (b) the Prepayment Shortfall.

The Counterparty will pay to Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”), no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount. In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) up to 200,000 (with such final amount to be determined by Seller in its sole discretion via written notice to Counterparty) and (y) the Initial Price.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price. The Reset Price will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the date that is three (3) years after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Merger Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to the Counterparty in accordance with the Forward Purchase Agreement. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply to the calculation of the Settlement Amount.

On the Cash Settlement Payment Date, which is the tenth Local Business Day immediately following the last day of the Valuation Period, Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to Seller the Settlement Amount Adjustment; provided that, if the Settlement Amount less the Settlement Amount Adjustment is a negative number, then neither Seller nor the Counterparty shall be liable to the other party for any payment under the “Cash Settlement Payment” Date section of the Forward Purchase Agreement.

Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under Nubia’s Certificate of Incorporation that would require redemption by Nubia of the Nubia Shares. Such waiver may reduce the number of Nubia Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The Counterparty has provided Seller with certain customary registration rights with respect to the Additional Shares.

A copy of the Forward Purchase Agreement is filed herewith as Exhibit 10.8, and the foregoing description of the Forward Purchase Agreement is qualified in its entirety by reference thereto.

Forward Purchase Agreement Subscription Agreement

On December 13, 2023, Nubia entered into subscription agreements (the “Subscription Agreements”) with certain investors named therein (the “Forward Purchase Investors”). Any reference herein to the “Subscription Agreements” are to be treated as a reference to each Forward Purchase Investor’s separate agreement with Nubia and should be construed accordingly, and any action taken by a Forward Purchase Investor should be construed as an action under its own respective agreement.

Pursuant to the Subscription Agreements, the Forward Purchase Investors agreed to, at the Closing, subscribe for and purchase, and Nubia agreed to issue and sell to the Forward Purchase Investors, the Subscribed Shares (as defined in the Subscription Agreement) for an amount equal to the Purchase Price (as defined in the Subscription Agreement). At the Closing, all outstanding Nubia Shares (including shares sold pursuant to the Subscription Agreements) will be exchanged for newly issued shares of common stock of Pubco in accordance with the terms of the Merger Agreement.

The obligations of the parties to the Subscription Agreement are conditioned on customary closing conditions, including among other things, the consummation of the Business Combination. A copy of the form of Subscription Agreement is filed herewith as Exhibit 10.9, and the foregoing description of the Subscription Agreements is qualified in its entirety by reference thereto.

Non-Redemption Agreement

On December 13, 2023, Nubia entered into a non-redemption agreement (the “Non-Redemption Agreement”) with certain investors named therein (each, a “Backstop Investor”), each acting on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by each such Backstop Investor or its affiliates. Pursuant to each Non-Redemption Agreement, each Backstop Investor agreed that, on or prior to Closing, it will beneficially own not greater than the lesser of (i) that number of Backstop Shares set forth in the Non-Redemption Agreement and (ii) the total number of Nubia Shares beneficially owned by Backstop Investor and its affiliates and any other persons whose beneficial ownership of Nubia Shares would be aggregated with those of Backstop Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934 not exceeding 9.99% of the total number of issued and outstanding Nubia Shares, and shall not elect to redeem or otherwise tender or submit for redemption any of such Backstop Shares in connection with the special meeting of Nubia stockholders to be held for the purpose of approving the Business Combination (the “Special Meeting”); provided, however, that in the event Backstop Investor has previously elected to redeem, tender or submit any Backstop Shares for redemption, Backstop Investor shall rescind or reverse such redemption request prior to Closing and Nubia shall accept such request(s) promptly once submitted by Backstop Investor.

Upon consummation of the business combination, Nubia shall pay or cause to be paid to each Backstop Investor a payment in respect of its respective Backstop Shares a payment in respect of Backstop Shares in cash released from the Trust Account in an amount equal to the product of (x) the number of Backstop Shares and (y) the Redemption Price, less $4.00.

Nubia may enter into other non-redemption agreements with substantially similar terms with other investors or stockholders of Nubia.

The foregoing description of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Non-Redemption Agreement, a form of which is filed as Exhibit 10.10 hereto and is incorporated by reference herein.

Sponsor Letter Agreement Relating to Transaction Fees

On December 13, 2023, Nubia and Mach FM Acquisitions, LLC, Nubia’s sponsor (the “Sponsor”), entered into a letter agreement pursuant to which immediately following the Closing, the parties agree that Nubia shall make a cash payment to the Sponsor in the amount of $7,250,000. In consideration for such payment, the Sponsor agreed to assume certain fees and expenses accrued by Nubia (the “Transaction Fees”), in connection the transactions contemplated by the Merger Agreement, through and including the time of the Closing.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Letter Agreement, a copy of which is filed as Exhibit 10.11 hereto and is incorporated by reference herein.

Convertible Note

In connection with the Closing, Nubia issued an unsecured, non-interest bearing promissory notes (the “Convertible Notes”) to certain investors in the aggregate principal amount of $897,500. The Convertible Notes maturedupon the closing of the Transactions.

In addition, upon the closing of the Transactions, the Combined Company issued 6,462,325 shares of the Combined Company’s common stock to the holder of the Convertible Note for no consideration in satisfaction of the loan extended under the Convertible Note.

The foregoing description of the Convertible Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Convertible Note, a form of which is filed as Exhibit 10.12 hereto and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” and “Merger Agreement” above is incorporated into this Item 2.01 by reference. Effective February 5, 2024, Nubia’s units ceased trading, and the the Combined Company’s common stock began trading on the Nasdaq Global Market under the symbol “STI”.

After taking into account the aggregate payment in respect of the redemption, Nubia’s trust account had a balance immediately prior to the Closing of approximately $$42,994,282.43 million. Such balance in the trust account, together with approximately $897,500 in proceeds from the Convertible Notes, were used to pay transaction expenses and other liabilities of Nubia, pay certain transaction expenses of HBC, with the remaining being deposited in the Combined Company’s cash account.

As of the Closing: public stockholders own approximately 2.8% of the outstanding shares of the Combined Company’s common stock; the Sponsor and its affiliates own approximately 3.8% of the outstanding shares of the Combined Company’s common stock; and Honeycomb’s former security holders collectively own approximately 85.3% of the outstanding shares of the Combined Company’s common stock.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Nubia was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Combined Company is providing the information below that would be included in a Form 10 if the Combined Company were to file a Form 10.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the Combined Company’s industry and market sizes, future opportunities for the Combined Company and the Combined Company’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the SEC, including the Proxy Statement, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to realize the expected benefits from the Merger; risks relating to the uncertainty of the projected financial information with respect to the Combined Company; risks related to the Combined Company’s limited operating history, the roll-out of the Combined Company’s business and the timing of expected business milestones; the Combined Company’s ability to formulate, implement and modify as necessary effective sales, marketing, and strategic initiatives to drive revenue growth; the Combined Company’s ability to expand internationally; the viability of the Combined Company’s intellectual property and intellectual property created in the future; acceptance by the marketplace of the products and services that the Combined Company markets; government regulations and the Combined Company’s ability to obtain applicable regulatory approvals and comply with government regulations; and the risk that the Combined Company may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about the Combined Company or the date of such information in the case of information from persons other than the Combined Company, and the Combined Company disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this Current Report on Form 8-K. Forecasts and estimates regarding the Combined Company’s industry and end markets are based on sources the Combined Company believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Business

The business of the Combined Company is described in the Proxy Statement in the section titled “Information About Honeycomb” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Combined Company are described in the Proxy Statement in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Combined Company. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “Selected Historical Financial Information of Honeycomb,” “Honeycomb’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Unaudited Pro Forma Condensed Combined Financial Information” which are incorporated herein by reference. In addition, the Unaudited Pro Forma Condensed Combined Financial Information for the period ended September 30, 2023 is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Properties

The facilities of the Combined Company are described in the Proxy Statement in the section titled “Information About Honeycomb – Facilities,” which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The disclosure contained under the heading “Honeycomb’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Proxy Statement is incorporated herein by reference. In addition, the Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period ended September 30, 2023 is included as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Combined Company’s common stock upon the completion of the Business Combination by:

●	each person known by the Combined Company to be the beneficial owner of more than 5% of any class of the Combined Company’s common stock;

●	each of the Combined Company’s officers and directors;

●	all executive officers and directors of the Combined Company.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

In the table below, percentage ownership is based on 81,858,138 shares of common stock outstanding as of February 2, 2024, including 69,800,000 shares issued as Merger Consideration, and reflects the valid redemption of 1,625,876 shares by public stockholders of Nubia. In addition, the table below includes the 11,580,000 shares of the Combined Company’s common stock underlying the public warrants and the private warrants held by Sponsor because these securities are exercisable within sixty (60) days. This table also assumes that there are no issuances of equity securities in connection with the Closing, including equity awards that may be issued under the Combined Company’s 2023 Stock Incentive Plan, and excludes any Earnout Shares.

Unless otherwise indicated, the Combined Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Combined Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	% of Class
Directors and Named Executive Officers
Dr. Bor Jang(2)	—	—%
Jaymes Winters	—	—
Vlad Prantsevich	—	—
Karin-Joyce (KJ) Tjon	—	—
John Davis	—	—
Cynthia Ekberg Tsai	—	—
Dr. Yang Shao-Horn	—	—
James Vance	—	—
Dr. Songhai Chai	—	—
All executive officers and directors as a group (9 individuals)	—	—%

Greater than Five Percent Holders:
Global Graphene Group, Inc.(2)(3)	69,800,000	74.8%

*	Less than 1%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals listed below is c/o Solidion Technology, Inc., 13355 Noel Rd, Suite 1100, Dallas, TX 75240.
(2)	Dr. Jang is the Chairman of the Board of Directors of G3 and, as a result, may be deemed to beneficially own and have shared voting power and shared dispositive power with respect to the G3 Shares. Dr. Jang expressly disclaims ownership of the G3 Shares. The address for Dr. Jang and G3 is 1235 McCook Ave., Dayton, Ohio 45404.
(3)	G3 is managed by a board of directors (the “G3 Board”) consisting of Dr. Jang, Dr. Zhamu, Henry Wang, Max Wu, Wei Hsu, Edson Chang, and Hyun Yeo. Any action by G3 with respect to the shares of the Combined Company, including voting and dispositive decisions, requires a majority vote of the members of the board of managers of G3. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of G3’s directors, none of the directors is deemed to be a beneficial owner of shares of the Combined Company, even those in which any director holds a pecuniary interest. Accordingly, none of the directors is deemed to have or share beneficial ownership of the shares of the Combined Company held by G3.

Directors and Executive Officers

The Combined Company’s directors and executive officers after the Closing are described in the Proxy Statement in the section titled “Management After the Business Combination,” which is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers and directors of HBC before the consummation of the Transactions and the executive officers and directors of the Combined Company after the consummation of the Transactions is set forth in the Proxy Statement in the section titled “Executive Compensation,” which is incorporated herein by reference.

At the Special Meeting, the Nava stockholders approved the Combined Company’s 2023 Stock Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan is set forth in the Proxy Statement section titled “Proposal No. 4 — The Incentive Plan Proposal,” which is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference. The Combined Company expects that the Board or the compensation committee will make grants of awards under the Incentive Plan to eligible participants.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related party transactions of Nubia and Honeycomb are described in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions” and are incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement titled “Management After the Business Combination — Director Independence,” which is incorporated herein by reference.

The information set forth under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers-Employment Agreements” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The information set forth in the section titled “Registration Rights Agreements” in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement titled “Management After the Business Combination — Involvement in Certain Legal Proceedings,” which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Combined Company’s common stock began trading on the Nasdaq Global Market under the symbol “STI” on February 5, 2024. The Combined Company has not paid any cash dividends on its shares of common stock to date. The payment of cash dividends by the Combined Company in the future will be dependent upon the Combined Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the board of directors of the Combined Company.

Information regarding the Combined Company’s common stock and warrants and related stockholder matters are described in the Proxy Statement in the section titled “Market Price, Ticker Symbols and Dividend Information” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance of the Combined Company’s common stock in connection with the Transactions, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Combined Company’s securities is contained in the Proxy Statement in the sections titled “Description of Securities.”

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Combined Company’s directors and officers is contained in the Proxy Statement in the section titled “Director and Executive Officer Indemnification,” which is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the Convertible Notes offering, which is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

At the closing of the Transactions, the Combined Company issued (i) an aggregate of 69,800,000 shares of the Combined Company’s common stock to the former stockholder of Honeycomb and (ii) an aggregate of 6,053,397 shares of the Combined Company’s common stock to certain holders of convertible notes issued by Nubia in satisfaction of loans due under such notes. The shares of the Combined Company’s common stock issued in connection with the Closing were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the Transactions did not involve a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

The stockholders of Nubia approved the Amended and Restated Certificate of Incorporation (as defined below) at the Special Meeting. In connection with the Closing, the Combined Company adopted the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws (defined below) effective as of the Closing Date. Reference is made to the disclosure described in the Proxy Statement in the section titled “Proposal No. 2 — The Charter Proposal,” which is incorporated herein by reference.

The full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are included as Exhibits 3.1 and 3.2 hereto, respectively, to this Current Report on Form 8-K, are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement in the section titled “Proposal No. 1 — The Business Combination — Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of the Closing: public stockholders own approximately 2.8% of the outstanding shares of the Combined Company common stock; the Sponsor and its affiliates own approximately 3.8% of the outstanding shares of common stock; and Honeycomb’s former security holders collectively own approximately 85.3% of the outstanding shares of Common Stock, assuming no Warrants are exercised.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

The following persons are serving as executive officers and directors following the Closing. For information concerning the executive officers and directors, see the disclosure in the Proxy Statement in the sections titled “Management After the Business Combination,” and “Certain Relationships and Related Party Transactions,” which are incorporated herein by reference.

Name	Age	Title
Dr. Bor Jang(6)	71	Executive Chairman and Chief Science Officer
Jaymes Winters(4)	61	Chief Executive Officer and Director
Vlad Prantsevich	32	Chief Financial Officer
Dr. Songhai Chai	46	Chief Technology Officer
John Davis(5)	64	Director
Cynthia Ekberg Tsai(1)(2)(3) (6)	67	Director
Dr. Yang Shao-Horn(1)(2)(3) (6)	52	Director
Karin-Joyce (KJ) Tjon(1) (4)	60	Director
James Vance(2)(3) (5)	62	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Class I Director.
(5)	Class II Director.
(6)	Class III Director.

Each director will hold office until his or her term expires at the next annual meeting of stockholders for such director’s class or until his or her death, resignation, removal or the earlier termination of his or her term of office.

Effective upon Closing, each of David Campbell, Michael Patterson, and Yvonne Brown resigned as directors of Nubia.

2023 Stock Incentive Plan

At the Special Meeting, Nubia stockholders considered and approved the Combined Company’s 2023 Stock Incentive Plan and reserved 9,500,000 shares of the Combined Company’s common stock for issuance thereunder after Closing. The Incentive Plan was approved by the Nubia Board on December 10, 2023. The Incentive Plan became effective immediately upon Closing.

A more complete summary of the terms of the Incentive Plan is set forth in the Proxy Statement in the section titled “Proposal No. 6 — The Incentive Plan Proposal.” That summary and the foregoing description are qualified in their entirety by reference to the text of the Incentive Plan, which is filed as Exhibit 99.4 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 2, 2024, the Nubia Board adopted a new Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Combined Company’s Code of Business Conduct and Ethics is available on our website at prosomnus.com under “Governance.” In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 13355 Noel Rd, Suite 1100, Dallas, TX 75240.

The adoption of the Code of Business Conduct and Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Conduct. Any waivers under the Code of Business Conduct and Ethics will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the SEC and Nasdaq (or other stock exchange on which the Combined Company securities are then listed).

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, Nubia ceased being a shell company. Reference is made to the disclosure in the Proxy Statement in the sections titled “Proposal No. 1 — The Business Combination Proposal,” which is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement beginning on page F-1, which are incorporated herein by reference, and the unaudited financial statements of HBC as of September 30, 2023, and for the three and nine months ended September 30, 2023, together with the notes thereto, are set forth in Exhibit 99.1 and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma financial statements are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1†	Merger Agreement, dated February 16, 2023, by and among Nubia Brand International Corp., Honeycomb Battery Company, and Nubia Merger Sub, Inc. (previously filed as Exhibit 2.1 of Form 8-K filed by Nubia Brand International Corp. with the SEC on February 17, 2023).
3.1*	Amended and Restated Certificate of Incorporation of Solidion Technology, Inc.
3.2*	Amended and Restated Bylaws of Solidion Technology, Inc.
4.1*	Specimen Common Stock Certificate
4.2	Specimen Warrant Certificate (included in Exhibit 4.3).
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and Nubia Brand International Corp. (previously filed as Exhibit 4.1 of Form 8-K filed by Nubia Brand International Corp. with the SEC on March 16, 2022).
10.1*	Contribution Agreement, dated February 2, 2024, by and between Global Graphene Group, Inc. and Honeycomb Battery Company.
10.2*	Supply and License Agreement, dated February 2, 2024, by and between Global Graphene Group, Inc., Angstron Materials, Inc., and Honeycomb Battery Company.
10.3*	Shared Services Agreement, dated February 2, 2024, by and between Global Graphene Group, Inc. and Honeycomb Battery Company.
10.4*	Registration Rights Agreement, dated February 2, 2024, by and between Solidion Technology, Inc. and parties thereto
10.5*	Company Lock-up Agreement, dated February 2, 2023, by and among Solidion Technology, Inc. and the stockholders of Honeycomb Battery Company.
10.6	Private Placement Warrants Purchase Agreement, by and between Nubia Brand International Corp. and the purchasers of its private placement warrants, dated as of March 10, 2022 (previously filed as Exhibit 10.6 of Form 8-K filed by Nubia Brand International Corp. with the SEC on March 16, 2022).
10.7	Letter Agreement, dated March 10, 2022, by and among Nubia Brand International Corp. (previously filed as Exhibit 10.1 of Form 8-K filed by Nubia Acquisition I Corp. with the SEC on March 16, 2022).
10.8	Forward Purchase Agreement, dated December 13, 2023, by and among Nubia Brand International Corp., Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Strategic Capital, LLC (previously filed as Exhibit 10.1 of Form 8-K filed by Nubia Acquisition I Corp. with the SEC on December 13, 2023).
10.9	Form of Subscription Agreement, dated December 13, 2023, by and among Nubia Brand International Corp. and the investors signatory thereto (previously filed as Exhibit 10.2 of Form 8-K filed by Nubia Acquisition I Corp. with the SEC on December 13, 2023).
10.10	Form of Non-Redemption Agreement (previously filed as Exhibit 10.3 of Form 8-K filed by Nubia Acquisition I Corp. with the SEC on December 13, 2023).
10.11	Letter Agreement, dated December 13, 2023, by and between Nubia Brand International Corp. and Mach FM Acquisitions, LLC (previously filed as Exhibit 10.4 of Form 8-K filed by Nubia Acquisition I Corp. with the SEC on December 13, 2023).
10.12	Form of Convertible Promissory Note.
99.1*	Unaudited financial statements of Honeycomb Battery Company as of and for the three and nine month periods ending September 30, 2022
99.2*	Unaudited Pro Forma Condensed Combined Financial Statements.
99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of ProSomnus Holdings, Inc. for the three and nine month periods ending September 30, 2022
99.4*	2023 Stock Incentive Plan for Solidion Technology, Inc.

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024

SOLIDION TECHNOLOGY INC.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer